                                                                   EXHIBIT 10.10

                             LEASE AGREEMENT BETWEEN

                              SUMO HOLDINGS LA, LLC

                                       AND

                           FORD GRAPHICS GROUP, L.L.C.

                             LEASE AGREEMENT BETWEEN
                            SUMO HOLDINGS LA, LLC AND
                           FORD GRAPHICS GROUP, L.L.C.

PREAMBLE........................................................................      1

ARTICLE 1 - TERM OF LEASE.......................................................      1
        1.01 Original Term.......................................................     1
        1.02 Option to Extend Term...............................................     1
        1.03 Holding Over........................................................     2
        1.04 Right of First Refusal to Purchase Leased Premises..................     2

        ARTICLE 2 - RENT AND TAXES..............................................      3
        2.01 Fixed Rent..........................................................     3
        2.02 Late Payment Charges................................................     4
        2.03 Additional Rent for Increase in Taxes...............................     4

        ARTICLE 3 - REPAIRS, MAINTENANCE, AND ALTERATIONS.......................      5
        3.01 Present Condition of Premises.......................................     5
        3.02 Maintenance and Repairs by Tenant...................................     5
        3.03 Repairs by Landlord for Tenant's Account............................     5
        3.04 Alterations and Improvements........................................     6
        3.05 Surrender of Premises...............................................     7
        3.06 Landlord's Right of Inspection......................................     7

        ARTICLE 4 - USE OF PREMISES.............................................      7
        4.01 Permitted and Prohibited Use of Premises............................     7
        4.02 Signs and Advertising...............................................     8

ARTICLE 5 - INSURANCE AND ALLOCATION OF THE RISK OF LOSS........................      8
        5.01 Allocation of the Risk of Loss......................................     8
        5.02 Fire Insurance......................................................     8
        5.03 Liability and Property Insurance....................................     9
        5.04 Business Interruption Insurance.....................................    10
        5.05 Tenant's Personal Property..........................................    10
        5.06 Workers' Compensation Insurance.....................................    10
        5.07 Cancellation Clause.................................................    10
        5.08 Deposit of Insurance Policies With Landlord.........................    11
        5.09 Blanket Insurance Policy............................................    11

        5.10 Landlord's Right to Procure Insurance..............................   11

ARTICLE 6 - DESTRUCTION OF PREMISES.............................................   11
        6.01 Tenant's Duty to Repair or Restore.................................   11
        6.02 Termination of Lease for Certain Losses............................   12
        6.03 Time for Construction of Repairs...................................   13
        6.04 Payment of Insurance Proceeds......................................   13

ARTICLE 7 - CONDEMNATION........................................................   13
        7.01 Condemnation Defined...............................................   13
        7.02 Effect of Condemnation.............................................   14
        7.03 Landlord's Power to Sell in Lieu of Condemnation...................   14
        7.04 Condemnation Award.................................................   15

ARTICLE 8 - INDEMNIFICATION.....................................................   15
        8.01 Tenant's Hold-Harmless Clause......................................   15
        8.02 Landlord's Hold-Harmless Clause....................................   16

ARTICLE 9 - DEFAULT AND REMEDIES................................................   16
        9.01 Remedies on Tenant's Default.......................................   16
        9.02 Termination by Landlord............................................   17
        9.03 Default by Tenant..................................................   17
        9.04 Nuisance...........................................................   18
        9.05 Cumulative Remedies................................................   18
        9.06 Waiver of Breach...................................................   18

ARTICLE 10 - MISCELLANEOUS......................................................   19
        10.01 Assignment and Subletting.........................................   19
        10.02 Utilities.........................................................   19
        10.03 Notices...........................................................   19
        10.04 Attorneys' Fees...................................................   20
        10.05 Binding on Heirs and Successors...................................   20
        10.06 Time of the Essence...............................................   20
        10.07 Complete Agreement................................................   20
        10.08 Severability......................................................   20
        10.09 Governing Law/Venue...............................................   21
        10.10 Quiet Equipment...................................................   21

EXHIBIT A.......................................................................   23

                             LEASE AGREEMENT BETWEEN
                            SUMO HOLDINGS LA, LLC AND
                           FORD GRAPHICS GROUP, L.L.C.

                                    PREAMBLE

      THIS LEASE is entered into on November 19, 1997, by and between SUMO HOLDINGS LA, LLC, a California limited liability company, having its principal place of business located at 900 Palm Avenue, South Pasadena, California 91030, (hereinafter referred to as "Landlord") and FORD GRAPHICS GROUP, L.L.C., a California limited liability company, having its principal place of business located at 900 Palm Avenue, South Pasadena, California, 91030 (hereinafter referred to as "Tenant").

      Landlord hereby Leases to Tenant on the terms and conditions set forth in this Lease certain real property located in the City and County of Los Angeles, California, described in Exhibit "A", attached hereto and incorporated by reference (hereinafter referred to as "Premises").

                                    ARTICLE 1
                                  TERM OF LEASE

      1.01 ORIGINAL TERM:

      The term of this Lease shall be for a period of fifteen (15) years commencing at 12:01 A.M. on January 1, 1998 and ending at 11:59 P.M. on December 31, 2013, unless extended or terminated sooner as provided in this Lease.

      1.02 OPTION TO EXTEND TERM:

            Tenant shall have a one-time option to extend the term of this Lease for an additional period of five (5) years commencing on expiration of the original term specified in Section 1.01 of this Lease provided:

            (a) Tenant has fully and faithfully performed all the terms, covenants, and conditions of this Lease for the original term specified in
Section 1.01 herein.

            (b) Written notice of Tenant's election to renew the term of this Lease is delivered by Tenant to Landlord at least six (6) months prior to the expiration of the Lease's original term.

            (c) The renewed term of this Lease shall be subject to the same terms and conditions as are contained in this Lease, except that the amount of rent payable under this Lease for the renewed term shall be adjusted based on the then fair market value of the Premises, determined in accordance with
Section 2.01(b) of this Lease.

      1.03 HOLDING OVER:

      If Tenant holds over and continues in possession of the Premises after termination of the term of this Lease, including any extended term, Tenant's continued occupancy of the Premises shall be deemed merely a tenancy from month to month and be subject to the provisions of this Lease, excluding the right of first refusal as defined in Section 1.04, and provided that the monthly amount of rent due shall be determined in accordance with Section 2.01(b) of this Lease.

      1.04 RIGHT OF FIRST REFUSAL TO PURCHASE LEASED PREMISES:

            (a) If Landlord, during the lease term or any extension of the term, elects to sell all or any portion of the Premises, Tenant shall have the right of first refusal to meet any bona fide offer of sale from a third party on the same terms and conditions of that offer, including but not limited to the price and date for close of escrow, provided Tenant is not then in default under this Lease. On receipt of an acceptable bona fide third party offer for purchase of the Premises, Landlord shall notify Tenant in writing of the offer and its terms and conditions. Tenant, within thirty (30) days after the date of Landlord's notice to Tenant, shall notify Landlord in writing whether or not Tenant agrees to purchase the Premises on the same terms and conditions as contained in the third party offer. A failure by Tenant to give Landlord any written notification within the prescribed time period shall be deemed notice to Landlord that Tenant does not elect to purchase the Premises. If Tenant elects not to purchase the Premises, Landlord shall be free to sell the premises or portion thereof to that third party in accordance with the terms and conditions of the third party offer; provided, however, that any material change in such terms and conditions shall be deemed a new offer triggering this right of first refusal.

            (b) The right of first refusal granted to Tenant shall exclude all of the following transfers: any transfer by Landlord to individuals holding an ownership interest in Landlord; any transfer resulting from the Landlord's death; any transfer by Landlord to Landlord's spouse or any of Landlord's children; and any transfer by Landlord to any other entity in which Landlord or its owners hold a fifty-one percent (51%) or greater ownership interest. The right of first refusal granted to Tenant also shall not apply in the event of foreclosure (or a deed in lieu of foreclosure) or to a sale of the Premises by a lender who has foreclosed.

            (c) The right of first refusal granted to Tenant under this lease is personal, and Tenant shall have no right to assign or transfer the right of first refusal either separately from or together with a transfer of Tenant's leasehold interest.

                                    ARTICLE 2
                                 RENT AND TAXES

      2.01 FIXED RENT:

            (a) Tenant agrees to pay to Landlord during the original term of this Lease FIFTEEN THOUSAND ONE HUNDRED DOLLARS ($15,100) per month. Such rent shall be payable on the first day of each and every month occurring during the term of this Lease at the address set forth in this Lease for mailing notices to Landlord, or at any other place or places that Landlord may, from time to time, designate by written notice given to Tenant.

            (b) Should Tenant elect to extend the original term of this Lease, the annual rent to be paid by Tenant under this Lease during the extended term described in Section 1.02 shall equal one hundred percent (100%) of the property's fair market rental value three (3) months prior to the expiration of the Lease, or FIFTEEN THOUSAND ONE HUNDRED DOLLARS ($15,100), whichever is greater. Should Tenant dispute Landlord's determination of the property's fair market rental value, the parties agree that the fair market rental value shall be determined by arbitration held in accordance with the rules of the American Arbitration Association in effect at that time. The written decision of the arbitrators shall be binding on Tenant and Landlord. The costs of such arbitration shall be borne equally by Tenant and Landlord. Such arbitration hearing shall be held in Los Angeles, California.

      The annual rent for the renewed term shall be payable in equal monthly installments and otherwise paid in the same manner as rent is required under
Section 2.01 to be paid during the original term of this Lease. Landlord shall give Tenant written notice at least six (6) months prior to expiration of the original term of any expected rent increase determined under this section.

      2.02 LATE PAYMENT CHARGES:

      Tenant shall pay a late charge equal to five percent (5%) of the amount of each installment of fixed rent or any other sum owing from Tenant to Landlord under the terms hereof which is not received by Landlord within ten (10) days after its due date. The late charge shall increase to ten percent (10%) of the amount owing, if such amount is overdue thirty (30) days or more. In addition to late charges, interest shall accrue on the unpaid balance at ten percent (10%) per annum compounded monthly from the time such amount becomes due until such amounts are paid in full. No interest shall accrue if the rent and other amounts owed are received by Landlord within ten (10) days of the time they first became due.

      2.03 ADDITIONAL RENT FOR INCREASE IN TAXES:

      In addition to the rent specified in Section 2.01 of this lease, Tenant agrees to pay to Landlord as additional rent for the use and occupancy of the Premises the amount, referred to in this lease as "additional rent," that is required to reimburse Landlord for all real property taxes (including general and special assessments) assessed against the premises in excess of the "Base Taxes" described below for each calendar year during the term of this Lease, including any renewed term of this lease. The additional rent for each year shall be payable on or before July 1 following each applicable calendar year and:

            (a) Shall be computed on the basis that each tax year commences on July 1 of one calendar year and ends on June 30 of the following calendar year.

            (b) For purposes of this section, all taxes and assessments levied or assessed against the Premises during the first and last years of the term of this lease shall be prorated as of 12:01 A.M. Pacific time on the dates of commencement and expiration, respectively, of the term of this lease.

            (c) "Base Taxes" means all taxes and a assessments levied or assessed against the Premises for the initial year of this Lease.

            (d) As a condition precedent to Tenant's obligation to pay additional rent for a year, Landlord must supply Tenant with copies of the tax bills applicable for the premises and a receipt or other evidence showing such bills have been paid in full; during the first year for which additional rent is due, Landlord must supply Tenant with a copy of the tax bill for Base Taxes and a receipt or other evidence showing such bill has been paid.

            (e) Tenant shall have the right, at Tenant's sole cost and expense, to protest or contest any tax or assessment, or any increase in any tax or assessment, levied or assessed against the Premises, but Tenant shall have no right to direct Landlord, pending final determination of the protest or contest, not to pay any tax or assessment before it becomes delinquent unless Tenant deposits with Landlord the full amount of that tax or assessment plus the amount of any penalty that will be imposed on the Premises for failure to timely pay the tax or assessment, and one (1) year's interest at the rate charged by the government entity imposing the tax or assessment on the amount of the tax or assessment; provided, however, that such deposit shall be held in an interest bearing account and refunded with such interest in the event and to the extent the tax assessment is successfully contested and refunded. Landlord shall, upon the request of Tenant, cooperate with Tenant in any legal proceedings described under this subparagraph.

                                    ARTICLE 3
                      REPAIRS, MAINTENANCE, AND ALTERATIONS

      3.01 PRESENT CONDITION OF PREMISES:

      Tenant hereby acknowledges that it has inspected the Premises and all improvements existing thereon, including any and all buildings on and appurtenances to the Premises, and agrees to accept the Premises as is.

      3.02 MAINTENANCE AND REPAIRS BY TENANT:

      At all times during the term of this Lease, including any extensions thereof, Tenant shall, at its own cost and expense and at no cost and expense to Landlord, maintain the Premises and all portions of the Premises in good order and repair, and make all repairs and replacements that may become necessary to the Premises, any buildings or improvements on the Premises, or any sidewalks, landscaping, driveways, or parking areas that are part of or appurtenant to the Premises. Any and all repairs and replacements required by this section, both ordinary and extraordinary and both structural and nonstructural, shall be made promptly by Tenant as required and shall be of quality and workmanship comparable to that existing at the Premises on the date hereof and shall comply with all applicable laws, regulations, and ordinances of any governmental authority with jurisdiction.

      3.03 REPAIRS BY LANDLORD FOR TENANT'S ACCOUNT:

      If, at any time during the term of this Lease, including any extensions thereof Tenant fails to maintain the Premises or make any repairs or replacements as required by Section

3.02 of this Lease, Landlord may, at its discretion, enter the Premises and perform such maintenance or make such repairs or replacements for the account of Tenant as shall be necessary to fulfill Tenant's covenants hereunder; provided, however, that Landlord shall first notify Tenant of such repairs or replacements and Tenant shall have ten (10) business days to make arrangements for such repairs or replacements to Landlord's reasonable satisfaction. Any sums expended by Landlord in making such repairs or replacements, together with interest thereon at an annual rate of seven and one half percent (7.5%) from the date expended by Landlord until the date repaid by Tenant, shall be due and payable by Tenant to Landlord with the next due payment of rent under this Lease.

      3.04 ALTERATIONS AND IMPROVEMENTS:

      Tenant shall have the right to make alterations and Improvements to the Premises, subject to the following terms and conditions:

            (a) No alterations or improvements made by Tenant shall in any way impair the structural stability of any building or improvement on the Premises or diminish the value of the Premises.

            (b) All alterations or improvements requiring an expenditure greater then TEN THOUSAND DOLLARS ($10,000) shall be first approved in writing by Landlord.

            (c) Tenant shall keep all of the Premises and every part thereof, including buildings and other improvements at any time located thereon, free and clear of any and all mechanics', materialmen's, and other liens arising out of, or in connection with, any work or services performed, or materials or appliances furnished to Tenant as part of any alterations, improvements, or repairs that Tenant may make, or cause to be made, on or about the Premises, or any obligations of any kind incurred by Tenant. Tenant further agrees to promptly and fully discharge any and all claims on which such liens might be based, and to hold Landlord free and harmless from any and all such liens and claims of liens and suits or other proceedings pertaining thereto. Should Tenant desire to contest any lien that may attach to the Premises, Tenant shall first notify Landlord in writing of Tenant's intention so to do within five (5) business days of the lien having been filed. In such a case, Tenant shall not be considered in default hereunder until ten (10) business days after the final determination of the validity thereof, within which time Tenant shall satisfy and discharge the lien to the extent held valid. The satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had on any judgment rendered on the lien, and that delay shall be a default of Tenant under this Lease. In the event of any such contest, Tenant shall protect and indemnify Landlord against all loss, cost, expense, and damage resulting from the contest.

            (d) All alterations and improvements made to the Premises shall become the property of Landlord and shall remain on and be surrendered with the Premises at the expiration or earlier termination of this Lease, including any extension thereof. Notwithstanding any other provision in this Lease, Tenant shall have the right to remove its trade fixtures from the Premises at the expiration or earlier termination of this Lease term provided Tenant is not then in default under this Lease and provided that Tenant shall repair any damage to the Premises caused by that removal.

            (e) All alterations and improvements shall comply with the applicable laws, ordinances, and regulations of any governmental authority with jurisdiction over the Premises.

      3.05 SURRENDER OF PREMISES:

      On expiration of the term of this Lease, including any extension thereof, or oh earlier termination of this Lease, Tenant shall surrender the Premises, all building or improvements on the Premises, and all things appurtenant to the Premises, to Landlord in substantially the same condition as exists on the date of this Lease, reasonable wear and tear excepted.

      3.06 LANDLORD'S RIGHT OF INSPECTION:

      Landlord or its duly authorized agents may enter the Premises accompanied by Tenant's designated employee at any and all reasonable times during the term of this Lease upon twenty-four (24) hours notice, including any extended term, to determine Tenant's compliance with the terms and conditions of this Lease or to perform any other acts authorized by this Lease to be performed by Landlord or reasonably necessary to protect Landlord's rights under this Lease.

                                    ARTICLE 4
                                 USE OF PREMISES

      4.01 PERMITTED AND PROHIBITED USE OF PREMISES:

      Tenant may use the Premises for any lawful purpose without the written consent of Landlord. In addition, Tenant may use or cause to be used, at its own risk, any hazardous or toxic substances or materials, or store or dispose of any such substances or materials on the Premises, provided that Tenant shall maintain the Premises in a clean and sanitary manner and shall comply with all laws, ordinance, rules, and regulations applicable to the Premises, enacted or promulgated by any public or governmental authority or agency having jurisdiction over the Premises.

      4.02 SIGNS AND ADVERTISING:

      Tenant may erect and maintain any signs on the Premises relating to its business, provided that such signs:

            (a) are approved, in writing, by Landlord;

            (b) comply with all laws, ordinances, rules, and regulations applicable to the Premises, including those enacted or promulgated by any public or governmental authority or agency having jurisdiction over the Premises;

            (c) are removed at Tenant's sole cost and expense without damage to the Premises, or any improvement thereon, upon expiration or sooner termination of this Lease; and

            (d) are erected by Tenant for its own advertising purposes.

                                    ARTICLE 5
                  INSURANCE AND ALLOCATION OF THE RISK OF LOSS

      5.01 ALLOCATION OF THE RISK OF LOSS:

      Tenant shall, at all times during the term of this Lease, including any extensions, bear the sole risk of loss resulting from the damage or destruction of any part of the Premises which are the subject matter of this Lease.

      5.02 FIRE INSURANCE:

            (a) Tenant shall, at its own cost and expense, and at all times during the full term of this Lease, including any extended term, keep all buildings, improvements, equipment, and other structures on the Premises insured for their "Full Replacement Cost" against loss or destruction by fire or such other perils, including vandalism and malicious mischief, as are commonly covered under a standard extended coverage endorsement in Los Angeles County, California. Any proceeds received under any policy described in this section shall be used to fund the repair or replacement of the damaged building or improvement pursuant to Section 6.01 of this Lease. Landlord shall be named as an additional insured on the policies and the policies shall contain cross-liability endorsements.

            (b) "Full Replacement Cost," as used in Section 5.02(a), means the actual cost of replacement for the building, equipment, and other improvements on the Premises, as determined from time to time. If, at any time during the term of this Lease, Landlord believes that the Full Replacement Cost has increased, Landlord shall notify Tenant in writing. If Tenant agrees with the increased Full Replacement Cost set forth in Landlord's notice, Tenant shall, within thirty (30) days of receipt of the notice, increase the amount of insurance carried to the amount stated in the notice. If, however, the parties disagree as to the value of the property's Full Replacement Cost, the insurance carrier that is then carrying the largest amount of fire and extended coverage on the Premises shall make a determination as to the property's Full Replacement Cost. The insurer's determination shall be final and Tenant shall, if necessary, immediately increase the amount of insurance carried on the Premises to the amount determined by that carrier. Notwithstanding any provision to the contrary, increases in coverage pursuant to this section may not be made more often than once per calendar year, unless otherwise agreed by Landlord and Tenant in a separate writing. Notwithstanding the preceding sentence, if Tenant makes improvements or alterations to the Premises during any given year of the term of this Lease, Landlord may request an increase in coverage pursuant to the provisions of this section.

      5.03 LIABILITY AND PROPERTY INSURANCE:

            (a) Tenant shall, at its own cost and expense, secure and maintain during the entire term of this Lease and any extended term of this Lease, public liability, property damage, and products liability insurance, insuring both Tenant and its employees against all bodily injury, property damage, personal injury, or other loss or liability that might arise in connection with Tenant's occupation and use of the Premises under this Lease.

            (b) Landlord shall be named as an additional insured and the policy or policies shall contain cross-liability endorsements.

            (c) If the limits of liability and property damage insurance carried by Tenant are materially less than the amount or type of insurance typically carried by owners or tenants of properties located in the same county in which the Premises are located, which are similar to and operated for similar business purposes as the Premises, Landlord may elect to require Tenant to increase the amount of specific coverage, change the type of policy carried, or both. If Landlord so elects, Tenant shall be notified in writing of the specific change in policy amount or type required and shall have 30 days after the date of Landlord's notice to effect the change in amount or type of policy If, however, the parties disagree as to the necessary amount of coverage, the insurance carrier that is then carrying the largest amount of liability and property insurance coverage on the Premises shall make a determination as to the necessary amount of coverage. The insurer's determination shall be final and Tenant shall, if necessary, immediately increase the amount of insurance carried on the Premises to the amount determined by that carrier. Notwithstanding any provision to the contrary, increases in coverage pursuant to this section may not be made more often than once per calendar year, unless otherwise agreed by Landlord and Tenant in a separate writing. Notwithstanding the preceding sentence, if Tenant makes improvements or alterations to the Premises during any given year of the term of this Lease, Landlord may request an increase in coverage pursuant to the provisions of this section.

      5.04 BUSINESS INTERRUPTION INSURANCE:

      Tenant shall procure and maintain, at its own cost and expense, business interruption insurance for and during the term of this Lease, and in an amount sufficient to ensure that the rent provided for in Section 2.01 will be paid to Landlord for a period of up to one (1) year in the event the Premises or buildings thereon are destroyed or damaged so as to render operation of Tenant's business impossible or impracticable.

      5.05 TENANT'S PERSONAL PROPERTY:

      Tenant shall at all times during the term of this Lease and at Tenant's sole expense, keep its personal property, including trade fixtures and equipment and all inventory of Tenant that may be in the Premises from time to time, insured against loss or damage by fire and by any peril included within fire and extended coverage insurance for an amount that will insure the ability of Tenant to fully replace the trade fixtures, equipment, and merchandise.

      5.06 WORKERS' COMPENSATION INSURANCE:

      Tenant shall maintain in effect throughout the term of this Lease, at Tenant's sole expense, Workers' Compensation insurance in accordance with the laws of California.

      5.07 CANCELLATION CLAUSE:

      Any policy of insurance required under this Article 5 shall be written by insurance companies authorized to do business in California. Each policy of insurance procured by Tenant pursuant to this Article 5 shall expressly provide that it cannot be canceled for any reason or altered in any manner unless at least thirty (30) days prior written notice has been given by the insurance company issuing the policy to Landlord in the manner specified in this Lease for service of notice on Landlord by Tenant.

      5.08 DEPOSIT OF INSURANCE POLICIES WITH LANDLORD:

      Promptly following the issuance, reissuance, or renewal of any insurance policy required by this Lease, Tenant shall cause a duplicate copy of the policy or a certificate evidencing the policy signed by the insurance company issuing the policy or its agent to be given to Landlord.

      5.09 BLANKET INSURANCE POLICY:

      In order to satisfy its obligations under this Article 5, Tenant may at any time during the term of this Lease, have in full force and effect a "blanket" policy of insurance insuring the Premises as well as other property owned or occupied by Tenant, provided the blanket policy does not in any way diminish the amount or coverage of the insurance required under this Article, and further provided that the blanket policy otherwise meets all requirements of this Article.

      5.10 LANDLORD'S RIGHT TO PROCURE INSURANCE:

      If at any time Tenant fails to procure or maintain the insurance required by this Article 5, Landlord may obtain that insurance and pay the premiums on it for the benefit of Tenant. Any amounts paid by Landlord to procure or maintain insurance pursuant to this section shall be immediately due and repayable to Landlord by Tenant with the next then due installment of rent under this Lease; failure to repay at that time any amount expended by Landlord shall be considered the same as a failure to pay rent and a default by Tenant under this Lease.

                                    ARTICLE 6
                             DESTRUCTION OF PREMISES

      6.01 TENANT'S DUTY TO REPAIR OR RESTORE:

            (a) If any improvements, including buildings and other structures, located on the Premises are damaged or destroyed during the term of this Lease, or any renewal or extension thereof, regardless of the nature of such damage or destruction, Tenant shall repair that damage as soon as reasonably possible and restore the Premises and improvements to substantially the same condition as existed before the damage or destruction, to the extent that the proceeds of the insurance policies covering the occurrence are sufficient to cover the actual cost of repair and restoration.

            (b) If the damage or destruction is caused either by a peril against which fire and extended coverage insurance is required by this Lease to be carried or by a peril against which insurance is not required to be carried by this Lease, Tenant expressly waives any right under Civil Code Sections 1931-1933 to terminate this Lease for damage or destruction to the Premises.

      6.02 TERMINATION OF LEASE FOR CERTAIN LOSSES:

            (a) Notwithstanding any other provision of this Lease, if more than fifty percent (50%) of the Premises are damaged or destroyed, including any buildings or improvements thereon, Tenant may elect not to rebuild and terminate this Lease by giving Landlord written notice of the termination. The notice must be given within sixty (60) days after occurrence of the damage or destruction.

            (b) Tenant or Landlord shall also have the right to terminate this Lease by giving written notice of termination to the other not later than sixty
(60) days after occurrence of the damage or destruction under either of the following circumstances:

                  (1) If the Premises are damaged or destroyed from any cause whatsoever, insured or uninsured, and the laws then in existence do not permit the repair or restoration of the Premises provided for in this Article; or

                  (2) If the Premises are destroyed from any cause whatsoever, insured or uninsured, during the last six (6) months of the original term of this Lease (provided that Tenant has not elected before the date of damage or destruction to extend the term of this Lease in accordance with the provisions of Section 1.02) or during the last six (6) months of the extended term, if any, of this Lease.

            (c) Any termination shall become effective as of the date of the notice of termination. In the event of a termination under subsection 6.02(a) or 6.02(b), Tenant shall not be entitled to collect any insurance proceeds attributable to insurance policies covering the Premises or improvements, except those proceeds attributable to Tenant's personal property and trade fixtures, business interruption or liability for claims in which Tenant is a party defendant.

            (d) If this Lease is terminated pursuant to either subsection 6.02(a) or 6.02(b) above, rent, taxes, assessments, and other sums payable by Tenant under this Lease shall be abated as of the date of the casualty. If any taxes, assessments, or rent has been paid in advance by Tenant, Landlord shall refund it to Tenant for the unexpired period for which the payment has been made.

      6.03 TIME FOR CONSTRUCTION OF REPAIR:

      Any and all repairs and restoration of improvements required by this Article shall be commenced by Tenant within a reasonable time after occurrence of the damage or destruction requiring the repairs or restoration; shall be diligently pursued after being commenced; and shall be completed within a reasonable time after the loss. If Landlord, in its discretion, determines that it must make the necessary repairs and restoration, Landlord shall cause the repairs and restoration to be completed not later than one(1) year after occurrence of the event causing destruction subject to force majeure.

      6.04 PAYMENT OF INSURANCE PROCEEDS:

      For any damage to the Premises caused by a peril covered by insurance required under this Lease to be carried and maintained by Tenant, the proceeds shall be paid directly to the Tenant for the purpose of making the necessary repairs to the Premises.

                                    ARTICLE 7
                                  CONDEMNATION

      7.01 CONDEMNATION DEFINED:

            (a) The term "Total Condemnation" as used in this Article shall mean the taking by eminent domain ("Condemnation") by a public or quasi-public agency or entity having the power of eminent domain ("Condemner") of:

                  (1) More than fifty percent (50%) of the total ground area of the Premises; or

                  (2) Less than fifty percent (50%) of the ground area of the Premises at a time when the remaining buildings or improvements on the Premises cannot reasonably be restored to a condition suitable for Tenant's occupancy for the uses permitted by this Lease within ninety (90) normal eight-hour working days under all laws and regulations then applicable; or

                  (3) Less than fifty percent (50%) of the ground area of the Premises in such a manner that Tenant is materially prevented from carrying on its then current operations on the remaining portion of the Premises at no material additional costs than were incurred immediately prior to the taking.

            (b) The term "Partial Condemnation" as used in this Article shall mean any Condemnation of a portion of the Premises that is not a Total Condemnation under Section 7.01(a) of this Lease.

      7.02 EFFECT OF CONDEMNATION:

            (a) If a Total Condemnation of the Premises should occur during the term of this Lease, this Lease shall terminate without further notice as of 12:01 A.M. on the date actual physical possession of the Condemned property is taken by the Condemner. All rent payable under this Lease shall be prorated as of 12:01 A.M. on the date and a prompt refund or payment of rent for the unexpired period of this Lease shall be made by Landlord to Tenant. On the making of that rent adjustment, both Landlord and Tenant will be released and discharged from any and all further obligations under this Lease.

            (b) In the event of a Partial Condemnation of the Premises, this Lease shall terminate as to the portion of the Premises taken on the date actual physical possession of that portion is taken by the Condemned but shall remain in full force and effect as to the remainder of the Premises; provided, however, that promptly after the taking of actual physical possession by the Condemner of the portion taken by Condemnation, Landlord shall restore, at Landlord's own cost and expense, the improvements on the remainder of the Premises to a condition making the Premises tenantable by Tenant, to the satisfaction of Tenant in its reasonable discretion, for the then current uses. Any rent payable under this Lease after the date actual physical possession is taken by the Condemner of the portion of the Premises condemned shall be reduced by the percentage the ground area of the portion taken by eminent domain bears to the total ground area of the Premises on the date of this Lease. In addition, the rent payable under this Lease shall be further abated during the time and to the extent Tenant is prevented from occupying all of the remainder of the Premises by the work of restoration required by this section to be performed by Landlord.

      7.03 LANDLORD'S POWER TO SELL IN LIEU OF CONDEMNATION:

      Landlord may, without any obligation or liability to Tenant and without affecting the validity or continuation of this Lease other than as expressly provided in this Article, agree to sell or convey to the Condemner, without first requiring that an action or proceeding for Condemnation be instituted or tried, the portion of the Premises sought by the Condemner free from this Lease and the rights of Tenant in the Premises other than as provided in this Article 7.

      7.04 CONDEMNATION AWARD:

      All compensation and damages awarded or paid for the Condemnation of the Premises or any portion thereof, or for any sale in lieu of Condemnation as authorized by Section 7.03 of this Lease, shall, except as otherwise expressly provided in this section, belong to and be the sole property of Landlord. Tenant hereby assigns to Landlord any claim Tenant might have except for this provision against Landlord, the Premises or Condemner for diminution in value of the leasehold estate created by this Lease or the value of the unexpired term of this Lease; provided, however, that Tenant is entitled to seek to recover from the Condemner, but not from Landlord:

            (a) The cost of removing any trade fixtures, furniture, or equipment from the portion of the Premises taken by Condemnation;

            (b) The value of any improvements installed by Tenant on the portion of the Premises taken by Condemnation that Tenant has a right to remove under this Lease but that Tenant elects not to remove; and

            (c) The then amortized value of all improvements made by Tenant on the portion of the Premises taken by Condemnation that could not be removed by Tenant on expiration of this Lease either because of provisions of this Lease or because the improvements would have no economic value on removal from the Premises.

                                    ARTICLE 8
                                 INDEMNIFICATION

      8.01 TENANT'S HOLD-HARMLESS CLAUSE:

      Except as otherwise provided in Section 8.02, Tenant shall indemnify and hold Landlord and the property of Landlord, including the Premises, free and harmless from any and all liability, claims, loss, damages, or expenses, including attorney's fees and costs, arising by reason of the death or injury of any person, including Tenant or any person who is an employee or agent of Tenant, or by reason of damage to or destruction of any property, including property owned by Tenant or any person who is an employee or agent of Tenant, caused or allegedly caused by: (1) any cause whatsoever while that person or property is in or on the Premises or in any way connected with the Premises or with any improvements or personal property on the Premises; (2) some condition of the Premises or some building or improvement on the Premises; (3) some act or omission on the Premises of Tenant or any person in, on, or about the Premises with the permission and consent of Tenant; or (4) any matter connected with Tenant's occupation and use of the Premises.

      8.02 LANDLORD'S HOLD-HARMLESS CLAUSE:

      Notwithstanding the provisions of Section 8.01 of this Lease, Tenant shall be under no duty to indemnify and hold Landlord harmless from any liability, claims, or damages arising because of Landlord's failure to make any repairs required by this Lease to be made by Landlord or because of any negligence or willful acts of misconduct by Landlord or by any person who is an agent or employee of Landlord acting in the course and scope of its agency or employment. Landlord agrees to indemnify, defend, protect, and hold Tenant free and harmless from and against any liability, claims, or damages arising from or in connection with Landlord's failure to make any repairs required by this Lease to be made by Landlord or because of any negligence or willful acts of misconduct by Landlord or by any person who is an agent or employee of Landlord acting in the course and scope of its agency or employment.

                                    ARTICLE 9
                              DEFAULT AND REMEDIES

      9.01 REMEDIES ON TENANT'S DEFAULT:

      If Tenant breaches this Lease or breaches this Lease and abandons the Premises before the natural expiration of the term of this Lease, Landlord, in addition to any other remedy given by law or equity, may:

            (a) Continue this Lease in effect by not terminating Tenant's right to possession of the Premises, in which case Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the rent specified in this Lease as it becomes due under this Lease.

            (b) Terminate this Lease and recover from Tenant:

                  (1) The worth, at the time of award, of the unpaid rent that had been earned at the time of termination of the Lease;

                  (2) The worth, at the time of award, of the amount by which the unpaid rent that would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided;

                  (3) The worth, at the time of award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

                  (4) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform the obligations under this Lease; or

            (c) Terminate the Lease and, in addition to any recoveries Tenant may seek under paragraph (b) of this Section 9.01, bring an action to reenter and regain possession of the Premises in the manner provided by the laws of unlawful detainer then in effect in California.

      9.02 TERMINATION BY LANDLORD:

      No act of Landlord, including but not limited to Landlord's entry on the Premises or efforts to relet the Premises, or the giving by Landlord to Tenant of a notice of default, shall be construed as an election to terminate this Lease unless a written notice of the Landlord's election to terminate is given to Tenant or unless termination of this Lease is decreed by a court of competent jurisdiction.

      9.03 DEFAULT BY TENANT:

      All covenants and agreements contained in this Lease are declared to be conditions to this Lease and to the term hereby leased to Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

            (a) Tenant's failure to pay rent when due when the failure continues for ten (10) business days after written notice to pay that rent or surrender possession of the Premises is served on Tenant by Landlord; or

            (b) Any failure to perform any other covenant, condition, or agreement contained in this Lease when the failure is not cured within thirty
(30) days after written notice of the specific failure is given by Landlord to Tenant; or

            (c) The bankruptcy of insolvency of Tenant, the making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under the Bankruptcy Act (unless, in the case of a petition filed against Tenant, it is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, when that seizure is not discharged within thirty (30) days.

            (d) The abandonment or vacating of the Premises by Tenant (which, for purposes of this Lease, shall mean Tenant's failure to occupy and operate the Premises for business for a period of at least 30 consecutive days).

      9.04 NUISANCE:

      Notwithstanding any provision to the contrary, including the permitted uses of the Premises by the Tenant described in Section 4.01, Tenant shall not commit or permit any act constituting a nuisance, whether such nuisance arises from noise, odor, smoke, sewerage, chemical wastes or otherwise. Furthermore, Tenant shall not obstruct or cause to be obstructed any public or private roadway or sidewalk leading onto the Premises or any area adjacent thereto. The commission of any act of nuisance, shall constitute a default by Tenant of the terms of this Lease.

      9.05 CUMULATIVE REMEDIES:

      The remedies granted to Landlord in this Article 9 shall not be exclusive but shall be cumulative and in addition to all other remedies now or hereafter allowed by law or authorized hi this Lease.

      9.06 WAIVER OF BREACH:

      The waiver by Landlord of any breach by Tenant of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent default or breach by Tenant either of the same or a different provision of this Lease.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.01 ASSIGNMENT AND SUBLETTING:

      Tenant shall not encumber, assign, or otherwise transfer this Lease, any right or interest in this Lease, or any right or interest in the Premises or any of the improvements that may now or hereafter be constructed or installed on the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not sublet the Premises or any part thereof, nor allow any other person, other than Tenant's agents, servants, and employees, to occupy the Premises or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any encumbrance, assignment, transfer, or subletting without the prior written consent of Landlord, whether voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Landlord, terminate this Lease.

      10.02 UTILITIES:

      Tenant shall pay all charges incurred for the furnishing of gas, electricity, water, telephone service, garbage or refuse service, and other public utilities to the Premises during the term of this Lease. Landlord hereby represents and warrants that all necessary utilities are in place and not subject to assessment.

      10.03 NOTICES:

      Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom it is directed or to any managing employee or officer of that party or, in lieu of personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Tenant at 900 Palm Avenue, South Pasadena, California, 91030 or to Landlord at 900 Palm Avenue, South Pasadena, California, 91030. Either party, Landlord or Tenant, may change its address for purposes of this section by giving written notice of that change to the other party in the manner provided in this section.

      10.04 ATTORNEYS' FEES:

      If any litigation, including arbitration proceedings, is commenced between the parties to this Lease concerning the Premises, this Lease, or the rights and duties of either in relation to this Lease, the party prevailing in that litigation shall be entitled, in addition to any other relief that may be granted in the litigation, to a reasonable sum as and for its attorneys' fees in the litigation, which shall be determined by the court in that litigation or in a separate action brought for that purpose.

      10.05 BINDING ON HEIRS AND SUCCESSORS:

      This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Landlord and Tenant, but nothing contained in this section shall be construed as a consent by Landlord to any assignment of this Lease or any interest in this Lease by Tenant.

      10.06 TIME OF THE ESSENCE:

      Time is expressly declared to be of the essence in this Lease.

      10.07 COMPLETE AGREEMENT:

      This instrument constitutes the sole and only agreement between Landlord an Tenant respecting the Premises, the leasing of the Premises to Tenant, and the Lease terms contained in this Lease, and correctly sets forth the obligations of Landlord and Tenant to each other as of its date. Any agreements or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are null and void.

      10.08 SEVERABILITY:

      In the event that a court of competent jurisdiction finds any of the terms of this Lease either partially or wholly invalid or unenforceable, for any reason whatsoever, such holding shall have no effect on the remaining terms contained herein not so held, and this Lease shall be construed, if possible, as if such invalid or unenforceable terms had not been included herein.

      10.09 GOVERNING LAW/VENUE:

      The parties intend that, in the event either party brings an action under this Lease, such action shall be governed by the laws of the State of California. Sole and proper venue for such action shall be the City and County of Los Angeles, State of California.

      10.10 OUTLET ENJOYMENT:

      Upon payment by Tenant of the rent and additional rent and the performance of all the covenants, conditions and provisions on Tenant's part to be performed under this Lease Tenant shall have quiet enjoyment of the Premises for the entire term of this Lease, subject to all of the provisions of this Lease.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.

WITNESSES:                               SUMO HOLDINGS LA, LLC, a California
                                         limited liability company
DATED: November 19, 1997

/s/ DAVID BEARD                          By: /s/ Sathiyamurthy Chandramohan
----------------------------                ------------------------------------
First Witness                               SATHIYAMURTHY CHANDRAMOHAN
                                         Its: Manager
/s/ MEGAN MURDY
----------------------------
Second witness

/s/ LAURIE WILLIAMS                      By: /s/ Kumarakulasingam Suriyakumar
----------------------------                ------------------------------------
First Witness                               KUMARAKULASINGAM SURIYAKUMAR
                                         Its: Manager
/s/ [ILLEGIBLE]
----------------------------
Second Witness

                                                    "LANDLORD"

                                          FORD GRAPHICS GROUP, LLC, a California
                                          limited liability company

/s/ DAVID BEARD                           By: /s/ Sathiyamurthy Chandramohan
-------------------------                    -----------------------------------
First Witness                                SATHIYAMURTHY CHANDRAMOHAN
                                          Its: Manager

/s/ MEGAN MURDY
------------------------
Second Witness

                                                      "TENANT"

                                   "EXHIBIT A"
                         DESCRIPTION OF LEASED PROPERTY

      Real property located at 934 and 940 Venice Boulevard, Los Angeles, California 90015 and more precisely described as follows:

Parcel 1:

      Lot "A" of Tract No. 6825, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 133 pages 55 and 56 of Maps, in the office of the County Recorder of said County.

Parcel 2:

      Lot "A" of Tract No. 8763, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 122 pages 43 and 44 of Maps, in the office of the County Recorder of said County.

Parcel 3:

      Lot 1, of Tract No. 4800, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 50 page 97 of Maps, in the office of the County Recorder of said County.

Parcel 4:

      Lot 2 of Tract No. 4800, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 50 page 97 of Maps, in the office of the County Recorder of said County.

Parcel 5:

      The Northeasterly 44.75 feet of Lot "A" of Tract No. 3068, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 29 page 69 of Maps, in the office of the County Recorder of said County.